                                                                   EXHIBIT 4.187

                            CERTIFICATE OF FORMATION

                                       OF

                       Peabody PowerTree Investments, LLC

         1. The name of the limited liability company is Peabody PowerTree Investments, LLC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. This Certificate of formation shall be effective on May 30, 2003.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Peabody PowerTree Investments, LLC this 29th day of May, 2003.

                                              /S/ JOSEPH W. BEAN
                                              ----------------------------------
                                              Joseph W. Bean, Esquire